Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 22, 2015

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Uri Orbach, CEO

Light & Strong, Ltd.

Haadom St.

Kanot industrial Zone, POB 7042

Gedera, Israel, 7070000

Dear Mr. Orbach:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Light & Strong, Ltd. of our report dated May 25, 2015 relating to the financial statements of Light & Strong, Ltd. as of and for the years ended December 31, 2014 and 2013, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

June 24, 2015